UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2016

FluoroPharma Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-151381	20-8325616
(Commission File Number)	(IRS Employer Identification No.)

8 Hillside Avenue, Suite 108
Montclair, NJ 07042
(Address of principal executive offices and zip code)

(973) 744-1565
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 17, 2016, the Company consummated an additional closing pursuant to the Note Purchase Agreement dated as of March 23, 2016 (the “2016 Purchase Agreement”), entered into with certain accredited investors identified therein for the issuance and sale in a private placement (the “2016 Private Placement”) of convertible promissory notes (the “2016 Notes”), convertible into shares of common stock.  The Company issued Notes in the aggregate principal amount of $50,000 in connection with this additional closing.

For a more complete description of the terms of the 2016 Private Placement, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2016.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On August 16, 2016, the Company filed an amendment to its Articles of Incorporation to increase its authorized shares of common stock from 100,000,000 to 200,000,000.  The Certificate of Amendment to Articles of Incorporation is attached hereto as Exhibit 3.1.

Item 5.07.            Submission of Matters to a Vote of Security Holders

(a) By written consent effective August 15, 2016, the following matter was approved by a vote of 25,903,285, or 52.37% of all issued and outstanding shares entitled to vote, with no votes (0%) against and 35,714 votes (0.07%) abstained, and no broker non-votes (0%):

To consent to the proposal to amend Article V(a) of the Articles of Incorporation of the Company to increase the total number of shares of common stock which the Company is authorized to issue from 100,000,000 to 200,000,000 shares of common stock, having a par value of $0.001 each.

Item 9.01.            Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation.
4.1*	Form of Note.
10.1*	Form of Note and Warrant Purchase Agreement.

* Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 18, 2016
FLUOROPHARMA MEDICAL, INC.

	By:	/s/ Thomas H. Tulip
	Name:	Thomas H. Tulip
	Title:	President and CEO

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation.
4.1*	Form of Note.
10.1*	Form of Note and Warrant Purchase Agreement.

* Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2016.